Exhibit 99.1

ORIC Pharmaceuticals Reports Second Quarter 2023 Financial Results and Operational Updates

Initial Phase 1b clinical data for ORIC-114 in EGFR/HER2-mutated cancers to be presented at the ESMO Congress being held October 20-24, 2023

Initial Phase 1b clinical data expected for ORIC-533 in multiple myeloma in fourth quarter of 2023 and ORIC-944 in prostate cancer in first quarter of 2024

Strengthened cash position with private placement financing and ended the quarter with cash and investments of $273.7 million which is expected to fund operating plan into late 2025

SOUTH SAN FRANCISCO and SAN DIEGO, CA – August 10, 2023 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter ended June 30, 2023.

“ORIC made meaningful progress in the second quarter of 2023 with steady enrollment in our three clinical trials and the completion of an $85 million private placement financing by top-tier healthcare investors,” said Jacob M. Chacko, MD, chief executive officer. “The additional cash extends our runway and allows us to aggressively advance our pipeline as the competitive profiles of our clinical programs begin to emerge. We look forward to presenting the initial clinical data from our three clinical programs over the coming quarters.”

Second Quarter 2023 and Other Recent Highlights:

Corporate Highlights:

•
Strengthened cash position with $85 million private placement financing by Nextech, EcoR1 Capital, Frazier Life Sciences, Venrock Healthcare Capital Partners, and Boxer Capital.

ORIC-114: a brain penetrant, orally bioavailable, irreversible EGFR/HER2 inhibitor

•
Ongoing enrollment in a Phase 1b trial of ORIC-114 in patients with advanced solid tumors with EGFR and HER2 exon 20 alterations or HER2 amplifications, including patients with CNS metastases that are either treated or untreated but asymptomatic.
•
Two abstracts have been accepted for poster presentations at the upcoming European Society for Medical Oncology (ESMO) Congress being held October 20 - 24, 2023 in Madrid, Spain: 1) initial safety, PK/PD, and preliminary antitumor activity data from the Phase 1b clinical trial, and 2) new preclinical data demonstrating potency against atypical EGFR mutations.

ORIC-533: a highly potent, orally bioavailable small molecule inhibitor of CD73

•
Ongoing enrollment in a Phase 1b trial of ORIC-533 in patients with relapsed/refractory multiple myeloma.
•
Expect to report initial safety, PK/PD, and preliminary antitumor activity data in the fourth quarter of 2023.

ORIC-944: a potent and selective allosteric inhibitor of PRC2

•
Ongoing enrollment in a Phase 1b trial of ORIC-944 in patients with advanced prostate cancer.
•
Presented preclinical data highlighting a comprehensive biomarker strategy for the ongoing Phase 1b trial in metastatic prostate cancer at the 2023 AACR Annual Meeting.
•
Expect to report initial safety, PK/PD, and preliminary antitumor activity data in the first quarter of 2024.

Discovery Pipeline:

•
Presented preclinical data confirming the therapeutic potential of highly selective PLK4 inhibition as a synthetic lethal therapy for TRIM37 amplified breast cancers at the 2023 AACR Annual Meeting.

Second Quarter 2023 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $273.7 million as of June 30, 2023, which the company expects will be sufficient to fund its current operating plan into late 2025.

•
R&D Expenses: Research and development (R&D) expenses were $18.8 million for the three months ended June 30, 2023, compared to $13.8 million for the three months ended June 30, 2022, an increase of $5.0 million. For the six months ended June 30, 2023, R&D expenses were $38.3 million, compared to $30.7 million for the six months ended June 30, 2022, an increase of $7.6 million. The increases were due to a net increase in external expenses related to the advancement of product candidates and discovery programs, as well as higher personnel costs.

•
G&A Expenses: General and administrative (G&A) expenses were $6.2 million for the three months ended June 30, 2023, compared to $6.9 million for the three months ended June 30, 2022, a decrease of $0.7 million. For the six months ended June 30, 2023, G&A expenses were $12.4 million, compared to $13.3 million for the six months ended June 30, 2022, a decrease of $0.9 million. The decreases were primarily due to a decrease in professional fees.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, (2) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma, and (3) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding ORIC’s development plans and timelines; the potential advantages of ORIC’s product candidates and programs; plans underlying ORIC’s clinical trials and development; the expected timing of reporting initial data from the ORIC-114, ORIC-533 and ORIC-944 clinical trials; plans underlying any of ORIC’s other programs; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-114, ORIC-533, ORIC-944 or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2023, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$264,159	$206,272
Prepaid expenses and other current assets	4,199	4,185
Total current assets	268,358	210,457

Long-term investments	9,575	21,951
Property and equipment, net	3,250	3,253
Other assets	10,633	11,517
Total assets	$291,816	$247,178

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,191	$1,320
Accrued liabilities	11,343	14,068
Total current liabilities	14,534	15,388

Other long-term liabilities	8,483	9,439
Total liabilities	23,017	24,827

Total stockholders' equity	268,799	222,351
Total liabilities and stockholders' equity	$291,816	$247,178

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$18,787	$13,834	$38,303	$30,662
General and administrative	6,205	6,862	12,367	13,292
Total operating expenses	24,992	20,696	50,670	43,954
Loss from operations	(24,992)	(20,696)	(50,670)	(43,954)

Other income, net	2,048	409	3,781	508
Net loss	$(22,944)	$(20,287)	$(46,889)	$(43,446)
Other comprehensive (loss) income:
Unrealized (loss) gain on investments	(68)	(429)	724	(1,128)
Comprehensive loss	$(23,012)	$(20,716)	$(46,165)	$(44,574)
Net loss per share, basic and diluted	$(0.50)	$(0.51)	$(1.03)	$(1.10)
Weighted-average shares outstanding, basic and diluted	45,654,208	39,481,628	45,373,745	39,456,812